UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2007

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive

Marlborough, Massachusetts

01752

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 323-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers; Compensatory Arrangements of Certain Officers

3Com has leased an apartment near our H3C segment's headquarters in Hangzhou, China for use by 3Com employees traveling to conduct business in the region. Given the increased number of trips by 3Com employees to Hangzhou, we believe this apartment will be cost effective for us. As we now own 100% of H3C, our executives and other employees are expected to continue to spend considerable time in China to manage and integrate the H3C business.

The lease has a six month term with an aggregate cost of approximately USD$27,000. We believe this cost compares favorably to local hotel expenses based on currently expected travel plans for the next six months. In addition, our Compensation Committee on June 11, 2007 approved the ability for employees traveling to Hangzhou to allow their immediate family members to concurrently use the apartment under certain circumstances. The incremental cost to 3Com, if any, of any stay by family members of named executive officers will be considered in computing their disclosable compensation in our proxy statement for the applicable year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: June 15, 2007	By:	/S/ Neal D. Goldman
Neal D. Goldman Executive Vice President, Chief Administrative and Legal Officer and Secretary